UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Liberty Latin America Ltd.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903 Liberty Latin America Ltd. Important Notice Regarding the Availability of Proxy Materials Shareholders Meeting to be held on May 17, 2023 For Shareholders of record as of March 22, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/LILA To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view the proxy statement and annual report and VOTE go to www.proxydocs.com/LILA Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 03, 2023. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/LILA TELEPHONE (866) 648-8133 *E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. ŠIf requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Liberty Latin America Ltd. Meeting Type: Annual Meeting of Shareholders Date: Wednesday, May 17, 2023 Time: 8:00 AM, Bermuda Time Place: Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda You must pre-register online at www.proxydocs.com/LILA to attend the meeting. SEE REVERSE FOR FULL AGENDA

Liberty Latin America Ltd. Annual Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH NOMINEE LISTED IN PERPOSAL 1 AND FOR PROPAL 2 PROPOSAL 1. Election of Directors 1.01 Michael T. Fries 1.02 Alfonso de Angoitia Noriega 1.03 Paul A. Gould 1.04 Roberta S. Jacobson 2. A proposal to appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and to authorize the Board, acting by the audit committee, to determine the independent auditors remuneration.